As filed with the Securities and Exchange Commission on July 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	41-4528284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Digimarc Corporation

8500 SW Creekside Place

Beaverton, Oregon 97008

(503) 469-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles Beck

Chief Financial Officer, Treasurer and Secretary

Digimarc Corporation

8500 SW Creekside Place

Beaverton, Oregon 97008

(503) 469-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

John R. Thomas

Ashurst Perkins Coie US LLP

1120 NW Couch Street, Tenth Floor

Portland, Oregon 97209-4128

(503) 727-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form S-3 (this “Registration Statement”) is being filed by Digimarc Corporation (the “Company”) pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), to replace the Company’s registration statement on Form S-3 (File No. 333-272903), filed with the Securities and Exchange Commission on June 23, 2023 (the “Expiring Registration Statement”), which is due to expire on July 19, 2026.

Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this Registration Statement, the Company may issue and sell securities covered by the Expiring Registration Statement until the earlier of the effective date of this Registration Statement or 180 days after July 19, 2026. Pursuant to Rule 415(a)(6) under the Securities Act, the Company is registering on this Registration Statement an aggregate of $50.0 million of unsold securities (the “Unsold Securities”) previously registered under the Expiring Registration Statement to be offered, issued and sold by the Company. In accordance with Rule 415(a)(6), the effectiveness of this Registration Statement will be deemed to terminate the Expiring Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 6, 2026

PROSPECTUS

DIGIMARC CORPORATION

$50,000,000

Common Stock, Preferred Stock, Warrants, Debt Securities

This prospectus provides a general description of the securities we may offer from time to time and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol “DMRC.” The last reported sale price of our common stock on the Nasdaq Global Market on July 2, 2026, was $7.83 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We may offer and sell securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks.

See “ Risk Factors ” on page 3

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a supplement to this prospectus with the SEC that will describe the specific terms of the offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. The prospectus may be used only for the purposes for which it has been published. If you receive any other information, you should not rely on it. You should assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations or prospects may have changed since that date. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any jurisdiction where such offer or sale is prohibited.

SUMMARY

The Company

Digimarc Corporation (“we,” “our,” and “us”) is building the trust layer for the modern world. As artificial intelligence (“AI”) accelerates how people produce, share, and interact with the world, the risks of fraud, counterfeiting, and misinformation are growing exponentially. The impacts of these threats are evidenced by:

•	Consumers demanding more transparency into how, where, and by whom products are made.

•	Brands and creators facing rampant counterfeiting and IP theft.

•	Retailers losing hundreds of billions of dollars annually to shrink and theft.

•	Enterprises experiencing an increase in information leaks and digital manipulation.

•	AI-generated content blurring reality, sowing confusion and mistrust.

•	Regulators increasing pressure on companies to prove product authenticity and data integrity.

Our innovative, highly scalable, and ultra-secure solutions make it possible for consumers, businesses, and intelligent systems to instantly verify what's real, protect what matters, and transact with confidence. Our solutions for retail loss prevention, product authentication, and digital trust and integrity are built to counter the speed and sophistication of today's AI-enabled threats. Trusted by a consortium of the world's central banks (the "Central Banks") to deter the counterfeiting of global currency, we exist to protect the truth in every interaction, spanning both the physical and digital worlds.

Our commercial solutions run on the Illuminate® platform—a high-performance, hyper-scalable, and ultra-secure software as a service (“SaaS”) cloud-based platform for digital connectivity. Tested and trusted by the most highly demanding and mission-critical ecosystems in the world, the Illuminate platform provides the tools for the application of advanced digital watermarks and dynamic Quick Response (“QR”) codes, Application Programming Interfaces (“APIs”) that allow for direct integration into other mission critical systems, AI-assisted authentication workflows, and a centralized repository for capturing insights about digital interactions as well as automating activities based on that information.

The foundational digital watermarking technology used in our commercial solutions is backed by decades of innovation and inventions. It is also the same technology we use to deter digital counterfeiting of global currencies as part of our almost 30-year relationship with the Central Banks. This relationship was the first commercially successful large-scale use of our technologies and today protects hundreds of billions of banknotes in circulation around the world.

Corporate Information

We were incorporated as an Oregon corporation on February 26, 2026 as Deschutes Parent, Inc. in order for our predecessor issuer, DMRC LLC (f/k/a Digimarc Corporation) (“Old Digimarc”) to undergo a holding company reorganization pursuant to which Old Digimarc became our subsidiary. Our corporate headquarters are located at 8500 SW Creekside Place, Beaverton, Oregon 97008. Our telephone number is (503) 469-4800. Our principal website address is www.digimarc.com. Information contained in, or accessible through, our website is not a part of this prospectus and any accompanying prospectus supplement, and the inclusion of our website address herein is an inactive textual reference only. Our common stock is listed on the Nasdaq Global Select Market under the symbol “DMRC.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities may contain a discussion of additional risks applicable to the offering. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by our quarterly report on Form 10-Q for the quarter ended March 31, 2026, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 (the “Securities Act”). Words such as “may,” “plan,” “should,” “could,” “expect,” “anticipate,” “intend,” “believe,” “project,” “forecast,” “estimate,” “continue,” variations of such terms or similar expressions are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events affecting us, and are subject to uncertainties and factors (including those specified below) that are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any forward-looking statements, and investors are cautioned not to place undue reliance on these statements. Forward-looking statements include, but are not limited to, statements relating to:

•	trends and sources of future revenue;

•	anticipated revenue to be generated from current contracts;

•	anticipated expenses, costs, margins, provision for income taxes and investment activities;

•	our assumptions and expectations related to stock awards, including future stock-based compensation expense;

•	our belief that we have one of the world’s most extensive patent portfolios in digital watermarking and related fields;

•	our beliefs regarding our critical accounting policies;

•	business opportunities that could require that we seek additional financing and our ability to do so;

•	our expected short-term and long-term liquidity positions;

•	our capital expenditure and working capital requirements and our ability to fund our capital expenditure and working capital needs through cash flow from operations or financing;

•	our expectations regarding our ability to meet future financial obligations as they become due within the coming fiscal year;

•

our use of cash, cash equivalents and marketable securities in upcoming quarters and the possibility that our deposits of cash and cash equivalents with major banks and financial institutions may exceed insured limits;

•	protection, development and monetization of our intellectual property portfolio;

•	our beliefs related to legal proceedings and claims arising in the ordinary course of business; and

•

other risks detailed in our filings with the SEC, including the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (our “2025 Annual Report”).

We believe that the risk factors specified above under the heading “Risk Factors” and the risk factors identified in Part I, Item 1A of our 2025 Annual Report, among others, could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf. Investors should understand that it is not possible to predict or identify all risk factors and that there may be other factors that may cause our actual results to differ materially from the forward-looking statements. You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information, which speaks only as of the date of this prospectus.

Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

Except as required by law, we assume no obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the financing of capital expenditures, future acquisitions or share repurchases. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such investors.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and applicable law. Copies of our articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus forms a part. See “ Where You Can Find More Information.”

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share; 10,000 shares of Series A Redeemable Nonvoting Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”); 500,000 shares of Series R Participating Cumulative Preferred Stock, par value $0.001 per share (“Series R Preferred Stock”); and 1,990,000 shares of undesignated preferred stock, par value $0.001 per share.

Common Stock

As of June 30, 2026, there were 22,406,927 shares of our common stock outstanding. Shares of our common stock are currently registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), and are listed on the Nasdaq Global Market under the symbol “DMRC.”

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for such purpose, as well as any distributions to our shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

As of June 30, 2026, there were 10,000 shares of our Series A Preferred Stock issued and outstanding, and no shares of our Series R Preferred Stock issued or outstanding. Our board of directors is authorized, without further action by our shareholders, to designate and issue up to an additional 1,990,000 shares of our preferred stock in one or more series. Our board of directors may determine the designation, relative rights, preferences and limitations of the shares of each series of preferred stock, among other features, and may modify the rights of the holders of our Series A Preferred Stock. The rights of the holders of our Series R Preferred Stock may only be modified by the affirmative vote of the holders of two-thirds of the outstanding shares of that series, voting as a separate class.

Dividend Rights

Holders of shares of our Series A Preferred Stock are not entitled to the payment of a dividend. Holders of our Series R Preferred Stock are entitled to the payment of a dividend when, as, and if declared by our board of directors on a quarterly basis or whenever our board of directors otherwise declares a dividend or distribution on our common stock (unless the dividend or distribution is solely in shares of our common stock) in an amount equal to the greater of (a) $0.001 and (b) 100 times the amount of cash dividends then to be paid on each share of common stock (which is subject to adjustment under a formula set forth in our articles of incorporation).

Redemption

We may redeem shares of our Series A Preferred Stock by paying holders of shares of our Series A Preferred Stock an amount equal to $5.00 per share. We may not redeem shares of our Series R Preferred Stock, but we are permitted to acquire shares of our Series R Preferred Stock in the open market or by offer to any holder of shares of Series R Preferred Stock. Moreover, if any dividends or distributions payable on our Series R Preferred Stock are in arrears, we may not redeem, purchase or acquire for consideration (a) shares of our capital stock ranking junior to our Series R Preferred Stock, or (b) shares of our Series R Preferred Stock (or shares of a class ranking on a parity with our Series R Preferred Stock), unless we acquire the shares by a public offer to purchase the shares of Series R Preferred Stock and shares on parity with these shares.

Voting Rights

Holders of our Series A Preferred Stock do not have voting rights. Holders of our Series R Preferred Stock vote together with holders of our common stock and are entitled to a number of votes per share that is equal to 100 times the maximum number of votes to which any holder of shares of our common stock is entitled.

Liquidation Rights

If we undergo a voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of our Series A Preferred Stock will be entitled to payment of an amount equal to $5.00 per share of Series A Preferred Stock, subject to the rights of holders of series of stock ranking senior to the Series A Preferred Stock. Under the same circumstances, holders of our Series R Preferred Stock are entitled to payment of an amount equal to the greater of (a) $0.001 per share and (b) the amount of any accrued but unpaid dividends and distributions plus the amount equal to 100 times the aggregate amount per share to be distributed to holders of our common stock. The rights of holders of our Series R Preferred Stock to receive this payment rank junior to the rights of holders of other shares of our preferred stock.

Oregon Control Share Act and Oregon Business Combination Act

We are subject to provisions of Oregon law that may restrict the ability of our significant shareholders to exercise voting rights. The Oregon Control Share Act generally applies to a person who acquires voting stock of an Oregon corporation in a transaction that results in that person holding more than one-fifth, one-third or one-half of the total voting power of the voting shares of the corporation. If such a transaction occurs, the person cannot vote the shares acquired in the acquisition unless voting rights are restored to those shares by a vote of:

•	the holders of a majority of the outstanding voting shares of each voting group entitled to vote; and

•	the holders of a majority of the outstanding voting shares, excluding the acquired shares and shares held by the corporation’s officers and inside directors.

The restricted shareholder may, but is not required to, submit to the corporation a statement setting forth information about itself and its plans with respect to the corporation. The statement may request that the corporation call a special meeting of shareholders to determine whether voting rights will be granted to the shares acquired. If a special meeting of shareholders is not requested, the issue of voting rights of the acquired shares will be considered at the next annual or special meeting of shareholders that is held more than 60 days after the date the shares are acquired.

We are also subject to provisions of Oregon law that govern business combinations between corporations and interested shareholders (the “Oregon Business Combination Act”). The Oregon Business Combination Act generally prohibits a corporation from entering into a business combination transaction with a person, or an affiliate of that person, for a period of three years following the date the person acquires 15% or more of the outstanding voting stock of the corporation. For the purposes of this law, the prohibition generally applies to the following business combination transactions:

•	a merger or plan of share exchange,

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the aggregate market value of all of the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation, and

•	transactions that result in the issuance or transfer of capital stock of the corporation to the 15% shareholder.

However, the general prohibition does not apply if:

•

the 15% shareholder, as a result of the transaction in which the person became a 15% shareholder, owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors who are also officers, and certain employee benefit plans),

•

the board of directors approves either (i) the business combination or (ii) the transaction that resulted in the person becoming an interested shareholder before the transaction by which the shareholder acquires 15% or more of the corporation’s outstanding voting stock occurs, or

•

the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation, excluding shares owned by the 15% shareholder, approve the transaction at an annual or special meeting on or after the date the shareholder acquires 15% or more of the corporation’s voting stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•

in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which you may purchase the debt securities upon exercise;

•

in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants and the price at which you may purchase that number of shares of preferred stock of the series upon exercise;

•

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase that number of shares of common stock upon exercise;

•	the period during which you may exercise the warrants;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the amount of warrants or rights outstanding;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

•	any other material terms of the warrants.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends or preferences on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. We may also issue convertible debt securities. Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture,” each entered into between us and a trustee to be named in the Indenture. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Indentures or forms of Indentures will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time that are permitted under each Indenture) and the debt securities, including the definitions in the applicable Indenture of various terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of the series outstanding at the time of the issuance. Any of the additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

The senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness, or an event of default under a loan agreement relating to secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the Senior Indenture.

Additionally, the senior indebtedness issued pursuant to the Senior Indenture will effectively be subordinate to any indebtedness of any subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any diminution in the value of the shares of any subsidiaries would adversely affect our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any subsidiaries to satisfy claims of the subsidiary’s creditors might make it impossible for the subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the series of the offered debt securities;

•	the price or prices at which the offered debt securities will be issued;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•

the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•

if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

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the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

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the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

•

the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued;

•

the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

•

if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

•	the general type of event that constitutes a default and any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•

whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

•	any other specific terms of the offered debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on those dates, depending upon the value on those dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and various additional tax considerations.

PLAN OF DISTRIBUTION

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities to one or more underwriters for public offering and sale by them or may sell securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed. Underwriters may also offer and sell securities at market prices, at prices related to market prices or at negotiated prices. We also may authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of securities, we may be deemed to have paid compensation to the underwriters in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriter compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities offered in the prospectus supplement may be listed.

Under the Securities Act, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with underwriters, dealers and agents providing them indemnification against and contribution toward specified civil liabilities, including liabilities under the Securities Act, and reimbursement for various expenses.

We will indicate the extent to which we anticipate that a secondary market for the securities will be available in the prospectus supplement. Our common stock is listed on the Nasdaq Global Market. Except as indicated in the applicable prospectus supplement, securities other than common stock are not expected to be listed on any securities exchange.

This prospectus may be amended or supplemented from time to time, if required, to describe a specific plan of distribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Ashurst Perkins Coie US LLP, Portland, Oregon. Any underwriters will be represented by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Digimarc Corporation as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement to register the securities offered by this prospectus under the Securities Act. This prospectus is part of that registration statement, but omits some information contained in the registration statement, as permitted by SEC rules. For further information with respect to Digimarc Corporation and this offering, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance, if the document is filed as an exhibit, reference is made to the copy of the document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph below or by writing or telephoning us at:

Digimarc Corporation

8500 SW Creekside Place

Beaverton, Oregon 97008

(503) 469-4800

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of that site is http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act may also be accessed free of charge by linking directly from the “Investors” page of our website at www.digimarc.com/investors. These filings will be available as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any such information superseded by information contained in later-filed documents or directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). These documents contain important information about us and our financial condition.

•	The Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 11, 2026;

•	The Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 13, 2026;

•	Current Reports on Form 8-K filed with the SEC on February 12, 2026, March 12, 2026, April 30, 2026, May 18, 2026, May 21, 2026, June 8, 2026 and July 6, 2026;

•

The portions of our  Definitive Proxy Statement on Schedule 14A, filed on March 24, 2026, that are specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	Registration Statement on Form 8-A filed with the SEC on October 16, 2008; and

•

The description of our capital stock contained in our Registration Statement on Form 10 filed with the SEC on June 23, 2008, and Amendment No. 1 thereto, filed with the SEC on July  22, 2008; Amendment No. 2 thereto, filed with the SEC on August  13, 2008; Amendment No. 3 thereto, filed with the SEC on September  9, 2008; Amendment No. 4 thereto, filed with the SEC on October  2, 2008; Amendment No. 5 thereto, filed with the SEC on October  7, 2008; and Amendment No. 6 thereto, filed with the SEC on October 14, 2008.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all the documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of the reports and documents.

We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Digimarc Corporation, 8500 SW Creekside Place, Beaverton, Oregon 97008; Attention: Charles Beck, Chief Financial Officer, or you may call us at (503) 469-4800.

The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth anticipated costs and expenses payable by the Company (other than underwriting discounts, commissions and fees) in connection with the registration of the securities covered by this prospectus.

SEC registration fee		$0.00*
Trustees’ and transfer agents’ fees	$	**
Printing and engraving costs	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*

The registrant previously paid fees totaling $11,698 related to $100,000,000 of the registrant’s securities registered on the registration statement on Form S-3 filed with the SEC on June 23, 2023 and declared effective on July 19, 2023 (Registration No. 333-272903), as amended by Post-Effective Amendment No. 1 thereto filed with the SEC to reflect the succession of the registrant as successor issuer pursuant to Rule 414 under the Securities Act (as so amended, the “Prior Registration Statement”). The registration fee in the amount of $0.00 relates to the fact that securities registered pursuant to this registration statement consist entirely of $50,000,000 of unsold securities (the “Unsold Securities”) previously registered on the Prior Registration Statement. The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement.

**	These fees are calculated based upon the number of issuances and the type of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

As an Oregon corporation, Digimarc Corporation is subject to the Oregon Business Corporation Act (the “OBCA”) and the exculpation from liability and indemnification provisions contained therein. As authorized by Section 60.047(2) of the OBCA, Article IX of our articles of incorporation eliminates the liability of our directors to us or our shareholders for various acts or omissions. Our articles of incorporation do not eliminate the liability of our directors to the extent that the OBCA does not permit corporations to limit directors’ liability.

Section 60.387 et seq. of the OBCA authorizes corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that the actions taken were in the best interests of the corporation, or at least not opposed to the corporation’s best interests, and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify a director or officer against liability in connection with a claim by or in the right of the corporation. Corporations may indemnify a director or officer against the reasonable expenses associated with these types of claims, unless (i) the director or officer has been adjudged liable to the corporation or (ii) the proceeding charged the director or officer with (and adjudged the director or officer liable for) improperly receiving a personal benefit. Corporations also may not indemnify directors or officers against breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, any unlawful distribution under Section 60.367 of the OBCA, or any transaction from which the director or officer derived an improper personal benefit. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, whether or not the claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is entitled to mandatory indemnification, or is otherwise fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set forth in the statute.

The OBCA also provides that the statutory indemnification provisions are not exclusive of any other rights to which directors or officers may be entitled under a corporation’s articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise. Article VIII of our articles of incorporation requires us to indemnify our directors, officers, agents and other representatives from losses suffered while acting on our behalf. Article VIII specifies that these representatives are to be indemnified to the fullest extent permitted by law, and that their right to indemnification shall not be affected by subsequent amendments to our articles of incorporation or the end of the representative’s service to Digimarc Corporation.

Section 60.411 of the OBCA also authorizes corporations to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such individual, whether or not the corporation would have the power to indemnify such person against such liability under Section 60.391 or Section 60.394 of the OBCA. We maintain insurance coverage relating to certain liabilities of our directors and officers.

Additionally, we have entered into indemnity agreements with some of our officers and directors. The indemnity agreements require us to, among other things, indemnify the officer or director against all expenses (including attorneys’ fees, judgments, fines and penalties, among others) incurred by the officer or director as a result of being named or threatened to be named as a party to any proceeding as a result of the officer or director’s service in that capacity. The indemnity agreements also require us to indemnify the officer or director to the fullest extent permitted by law. However, the indemnification agreements prohibit us from indemnifying any director or officer who is determined to be liable under Section 16(b) of the Exchange Act (or similar provisions of any federal, state or local laws) for an accounting of the profits made on the purchase or sale of shares of the corporation.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
3.1

Articles of Incorporation of Digimarc Corporation (f/k/a Digimarc Parent, Inc.) (incorporated by reference to Exhibit 3.1 to Digimarc Corporation’s Current Report on Form 8-K, filed with the SEC on May 18, 2026 (File No. 001-43301))

3.2

Articles of Amendment to Articles of Incorporation of Digimarc Corporation (f/k/a Digimarc Parent, Inc.) (incorporated by reference to Exhibit 3.2 to Digimarc Corporation’s Current Report on Form 8-K, filed with the SEC on May 18, 2026 (File No. 001-43301))

3.3

Articles of Amendment to Articles of Incorporation of Digimarc Corporation (f/k/a Digimarc Parent, Inc.) (incorporated by reference to Exhibit 3.1 to Digimarc Corporation’s Current Report on Form 8-K, filed with the SEC on May 21, 2026 (File No. 001-43301))

3.4

Bylaws of Digimarc Corporation (f/k/a Digimarc Parent, Inc.) (incorporated by reference to Exhibit 3.3 to Digimarc Corporation’s Current Report on Form 8-K, filed with the SEC on May 18, 2026 (File No. 001-43301))

4.1**	Form of Indenture
4.2*	Form of Warrant Agreement (including form of warrant)
5.1**	Legal Opinion of Ashurst Perkins Coie US LLP
23.1**	Consent of KPMG LLP
23.2**	Consent of Ashurst Perkins Coie US LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement)
24.1**	Power of Attorney (included as part of the signature page hereto)
25.1***	Form T-1 Statement of Eligibility of Trustee for Debt Securities Indenture under the Trust Indenture Act of 1939
107**	Filing Fee Table

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated by reference.
**	Filed herewith.
***	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on this 6th day of July, 2026.

DIGIMARC CORPORATION

By:	/s/ Charles Beck
Charles Beck
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Digimarc Corporation, hereby severally and individually constitute and appoint Paul Carreiro and Charles Beck, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-3, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

REGISTRANT’S OFFICERS AND DIRECTORS

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/S/ PAUL CARREIRO	President and Chief Executive Officer (Principal Executive Officer)	July 6, 2026
Paul Carreiro

/S/ CHARLES BECK	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	July 6, 2026
Charles Beck

/S/ KATIE KOOL	Chair of the Board of Directors	July 6, 2026
Katie Kool

/S/ LASHONDA ANDERSON-WILLIAMS	Director	July 6, 2026
LaShonda Anderson-Williams

/S/ RISHI BAJAJ	Director	July 6, 2026
Rishi Bajaj

/S/ SHEILA CHESTON	Director	July 6, 2026
Sheila Cheston

/S/ SANDEEP DADLANI	Director	July 6, 2026
Sandeep Dadlani

/S/ RILEY MCCORMACK	Director	July 6, 2026
Riley McCormack

/S/ DANA MCILWAIN	Director	July 6, 2026
Dana Mcilwain

/S/ MICHAEL PARK	Director	July 6, 2026
Michael Park